P R E S S

R E L E A S E

Contacts:	Analytical Surveys, Inc.	Pfeiffer High Public Relations, Inc.
	Lori Jones	Geoff High
	Chief Financial Officer	303/393-7044
	210/657-1500	geoff@pfeifferhigh.com

ANALYTICAL SURVEYS ANNOUNCES NEW BOARD MEMBERS

Company Also Appoints Seasoned Executive as Special Advisor to Board

SAN ANTONIO, Texas -- December 17, 2004 - Analytical Surveys, Inc. (ASI) (Nasdaq SmallCap Market-ANLT), a provider of utility-industry data collection, creation and management services for the geographic information systems (GIS) markets, today announced that on December 13, 2004, its board of directors elected Edward P. Gistaro and Lori Jones as members of the board. It also announced the resignation of Mr. Christopher Dean and Mr. Christopher Illick from the Board, effective December 15, 2004.

The Company also announced that its independent auditors, Pannell Kerr Forster of Texas, P.C., issued a going concern qualification on its financial statements for the fiscal year ended September 30, 2004, based on the Company's significant operating losses reported in fiscal 2004 and prior years, as well as a lack of external financing.

Mr. Gistaro is chairman and retired CEO of Docucon, Inc., a now-privately held document-imaging company. He also held various management positions at Datapoint Corporation, including CEO, CFO, president and chief operating officer. While at Datapoint, which was a Fortune 500 company, Mr. Gistaro negotiated and executed more than $200 million in acquisition and financing transactions. He brings valuable operating, financial and M&A expertise to the Company. Mr. Gistaro is an independent outside director and will serve on the audit committee.

Ms. Jones is ASI's CFO and joins the board as an inside director. She joined the Company in January 2003, and has more than 15 years of financial management experience with both private and public companies.

The board also appointed Stanley Rosenberg of Loeffler Tuggey Pauerstein Rosenthal LLP as special advisor to the board. Mr. Rosenberg has been an attorney in San Antonio since 1955, and has advised major corporations on a broad range of real estate and corporate matters. He has represented clients on various phases of real estate developments, including land acquisition, platting, subdividing, financing and sales. Mr. Rosenberg has assisted with initial public offerings for various companies and advised on the sales of multimillion-dollar businesses.

Mr. Dean and Mr. Illick, the departing directors, have served on the Company's board since 2002 when Tonga Partners, L.P. ("Tonga") exercised its right to appoint a majority of the board. Tonga relinquished its right to appoint directors after it converted a $1.7 million senior secured convertible promissory note on November 10, 2004, and sold its holdings in ASI common stock.

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Analytical Surveys Inc. provides technology-enabled solutions and expert services for geospatial data management, including data capture and conversion, planning, implementation, distribution strategies and maintenance services. Through its affiliates, ASI has played a leading role in the geospatial industry for more than 40 years. The Company is dedicated to providing utilities and government with responsive, proactive solutions that maximize the value of information and technology assets. ASI is headquartered in San Antonio, Texas and maintains operations in Waukesha, Wisconsin. For more information, visit www.anlt.com.

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding the Company's strategy, future sales, future expenses and future liquidity and capital resources. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. The Company's actual results could differ materially from those discussed in this press release. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1. Business-- "risk factors" and elsewhere in the Company's Annual Report on Form 10-K.